FOR IMMEDIATE RELEASE	Exhibit 99.1
METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2021 RESULTS

COLUMBUS, Ohio, USA – February 10, 2022 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2021. Provided below are the highlights:

•Reported sales and local currency sales both increased 11% in the quarter compared with the prior year.

•Net earnings per diluted share as reported (EPS) were $9.94, compared with $9.03 in the prior-year period. Adjusted EPS was $10.53, an increase of 14% over the prior-year amount of $9.26. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Fourth Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, "We had a great finish to the year as we capitalized on strong customer demand and executed very well. Growth was particularly strong in the Americas and Asia/Rest of World, and our Laboratory and Industrial product lines had robust growth. Despite higher costs associated with challenges in the global supply chain, we had a very solid increase in operating profit and strong earnings growth. We had excellent cash flow generation in 2021."

GAAP Results
EPS in the quarter was $9.94, compared with the prior-year amount of $9.03.

Compared with the prior year, total reported sales increased 11% to $1.037 billion. By region, reported sales increased 16% in the Americas, 1% in Europe and 14% in Asia/Rest of World. Earnings before taxes amounted to $286.0 million, compared with $269.2 million in the prior year.

Non-GAAP Results
Adjusted EPS was $10.53, an increase of 14% over the prior-year amount of $9.26.

Compared with the prior year, total sales in local currency increased 11%. By region, local currency sales increased 16% in the Americas, 4% in Europe and 14% in Asia/Rest of World. Adjusted Operating Profit amounted to $319.1 million, a 9% increase from the prior-year amount of $292.8 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Full Year Results

GAAP Results
EPS was $32.78, compared with the prior-year amount of $24.91.

Compared with the prior year, total reported sales increased 21% to $3.718 billion. By region, reported sales increased 20% in the Americas, 15% in Europe and 26% in Asia/Rest of World. Earnings before taxes amounted to $949.4 million, compared with $748.7 million in the prior year.

Non-GAAP Results
Adjusted EPS was $34.01, an increase of 32% over the prior-year amount of $25.72.

Compared with the prior year, total sales in local currency increased 18% as currency benefited sales growth by 3%. By region, local currency sales increased 20% in the Americas, 12% in Europe and 21% in Asia/Rest of

World. Adjusted Operating Profit amounted to $1.058 billion, a 26% increase from the prior-year amount of $840.7 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging. Management cautions that market conditions are dynamic and changes to the business environment can happen quickly. Uncertainty remains surrounding the impact of COVID-19 and the challenges in the global supply chain on the economic environment. The estimates include uncertainty and management acknowledges that market conditions are subject to change.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2022 will be approximately 7%. This sales growth is expected to result in
Adjusted EPS in the range of $38.15 to $38.50 which represents a growth rate of 12% to 13%. This compares with previous local currency sales guidance of approximately 6% and Adjusted EPS guidance of $37.25 to $37.65.

Based on today's assessment of market conditions, management anticipates local currency sales growth for the first quarter of 2022 will be approximately 10%, and Adjusted EPS is forecasted to be $7.25 to $7.35, a growth rate of 11% to 12%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, "We continued to strengthen our competitive position in 2021. Innovation nourished our excellent product portfolio and comprehensive services offering, and combined with our Spinnaker sales and marketing strategies, helped us to capture growth opportunities. We successfully navigated challenges in the global supply chain to meet customer demands. Our culture of agility and execution further reinforced our brand while our strong results allowed us to make important investments for future growth. We also furthered our great track record on Environment, Social, and Governance initiatives by committing to establish science-based targets to drive greater reductions in our impact on the environment. While market conditions are currently good, challenges remain in the global supply chain and we remain cautious about COVID-19 and its ultimate impact on the global economy. We are confident in our strategic growth and margin initiatives and our ability to gain market share. We believe we are well positioned to deliver strong results in 2022 and beyond."

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, February 10) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	December 31, 2021		% of sales	December 31, 2020	% of sales

Net sales	$1,037,239	(a)	100.0	$937,985	100.0
Cost of sales	430,106		41.5	378,941	40.4
Gross profit	607,133		58.5	559,044	59.6

Research and development	45,615		4.4	39,866	4.3
Selling, general and administrative	242,445		23.4	226,369	24.1
Amortization	16,934		1.6	14,657	1.6
Interest expense	11,541		1.1	9,505	1.0
Restructuring charges	2,520		0.2	3,181	0.3
Other charges (income), net	2,102	(b)	0.2	(3,714)	(0.4)
Earnings before taxes	285,976		27.6	269,180	28.7

Provision for taxes	55,105		5.3	52,885	5.6
Net earnings	$230,871		22.3	$216,295	23.1

Basic earnings per common share:
Net earnings	$10.08			$9.15
Weighted average number of common shares	22,912,071			23,642,415

Diluted earnings per common share:
Net earnings	$9.94			$9.03
Weighted average number of common and common equivalent shares	23,220,331			23,965,853

Note:
(a)	Local currency sales increased 11% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	December 31, 2021		% of sales	December 31, 2020	% of sales

Earnings before taxes	$285,976			$269,180
Amortization	16,934			14,657
Interest expense	11,541			9,505
Restructuring charges	2,520			3,181
Other charges (income), net	2,102	(b)		(3,714)
Adjusted operating profit	$319,073	(c)	30.8	$292,809	31.2

Notes:
(b)	Other charges (income), net for the three months ended December 31, 2021 includes a $6.8 million charge to increase the PendoTECH acquisition contingent consideration and related obligations, and $0.6 million of acquisition transaction costs.
(c)	Adjusted operating profit increased 9% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Twelve months ended			Twelve months ended
	December 31, 2021		% of sales	December 31, 2020	% of sales

Net sales	$3,717,930	(a)	100.0	$3,085,177	100.0
Cost of sales	1,546,377		41.6	1,284,146	41.6
Gross profit	2,171,553		58.4	1,801,031	58.4

Research and development	169,766		4.6	140,102	4.5
Selling, general and administrative	943,976		25.4	820,221	26.6
Amortization	63,075		1.7	56,665	1.8
Interest expense	43,242		1.2	38,616	1.3
Restructuring charges	5,239		0.1	10,516	0.3
Other charges (income), net	(3,106)	(b)	(0.1)	(13,832)	(0.4)
Earnings before taxes	949,361		25.5	748,743	24.3

Provision for taxes	180,376		4.8	146,004	4.8
Net earnings	$768,985		20.7	$602,739	19.5

Basic earnings per common share:
Net earnings	$33.25			$25.24
Weighted average number of common shares	23,129,862			23,882,648

Diluted earnings per common share:
Net earnings	$32.78			$24.91
Weighted average number of common and common equivalent shares	23,457,630			24,199,230

Note:
(a)	Local currency sales increased 18% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Twelve months ended			Twelve months ended
	December 31, 2021		% of sales	December 31, 2020	% of sales

Earnings before taxes	$949,361			$748,743
Amortization	63,075			56,665
Interest expense	43,242			38,616
Restructuring charges	5,239			10,516
Other charges (income), net	(3,106)	(b)		(13,832)
Adjusted operating profit	$1,057,811	(c)	28.5	$840,708	27.2

Notes:
(b)	Other charges (income), net for the twelve months ended December 31, 2021 includes a $6.8 million charge to increase the PendoTECH acquisition contingent consideration and related obligations, and $3.4 million of acquisition transaction costs.
(c)	Adjusted operating profit increased 26% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2021	December 31, 2020

Cash and cash equivalents	$98,564	$94,254
Accounts receivable, net	647,335	593,809
Inventories	414,543	297,611
Other current assets and prepaid expenses	108,916	71,230
Total current assets	1,269,358	1,056,904

Property, plant and equipment, net	799,365	798,868
Goodwill and other intangible assets, net	956,072	747,055
Other non-current assets	302,003	211,722
Total assets	$3,326,798	$2,814,549

Short-term borrowings and maturities of long-term debt	$101,134	$50,317
Trade accounts payable	272,911	175,801
Accrued and other current liabilities	772,493	614,209
Total current liabilities	1,146,538	840,327

Long-term debt	1,580,808	1,284,174
Other non-current liabilities	428,031	407,373
Total liabilities	3,155,377	2,531,874

Shareholders’ equity	171,421	282,675
Total liabilities and shareholders’ equity	$3,326,798	$2,814,549

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2021	2020	2021	2020

Cash flow from operating activities:
Net earnings	$230,871	$216,295	$768,985	$602,739
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,542	11,095	44,982	42,044
Amortization	16,934	14,657	63,075	56,665
Deferred tax expense (benefit)	6,635	(5,794)	563	(12,784)
Share-based compensation	5,702	5,439	19,595	18,687
Increase in acquisition contingent consideration	6,849	—	6,849	—
Other	381	(2,399)	381	(2,399)
Increase in cash resulting from changes in
operating assets and liabilities	(37,808)	11,576	4,395	19,747
Net cash provided by operating activities	241,106	250,869	908,825	724,699
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	253	60	3,652	3,106
Purchase of property, plant and equipment	(37,784)	(35,066)	(107,580)	(92,494)
Acquisitions	(27,475)	—	(220,862)	(6,242)
Other investing activities	2,123	4,691	10,682	(4,730)
Net cash used in investing activities	(62,883)	(30,315)	(314,108)	(100,360)
Cash flows from financing activities:
Proceeds from borrowings	789,198	340,680	2,427,519	1,489,040
Repayments of borrowings	(786,369)	(252,678)	(2,035,546)	(1,483,869)
Proceeds from exercise of stock options	5,549	525	20,463	26,719
Repurchases of common stock	(272,500)	(374,999)	(999,998)	(774,998)
Other financing activities	(123)	—	(2,987)	(800)
Net cash used in financing activities	(264,245)	(286,472)	(590,549)	(743,908)

Effect of exchange rate changes on cash and cash equivalents	914	6,486	142	6,038

Net increase (decrease) in cash and cash equivalents	(85,108)	(59,432)	4,310	(113,531)

Cash and cash equivalents:
Beginning of period	183,672	153,686	94,254	207,785
End of period	$98,564	$94,254	$98,564	$94,254

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$241,106	$250,869	$908,825	$724,699
Payments in respect of restructuring activities	2,607	2,280	10,029	8,541
Payments for acquisition costs	462	—	2,706	—
Transition tax payment	—	—	4,288	4,264
Proceeds from sale of property, plant and equipment	253	60	3,652	3,106
Purchase of property, plant and equipment	(37,784)	(35,066)	(107,580)	(92,494)
Adjusted free cash flow	$206,644	$218,143	$821,920	$648,116

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2021			1%		16%	14%		11%
Twelve Months Ended December 31, 2021			15%		20%	26%		21%

Local Currency Sales Growth
Three Months Ended December 31, 2021			4%		16%	14%		11%
Twelve Months Ended December 31, 2021			12%		20%	21%		18%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2021		2020		% Growth	2021		2020		% Growth

EPS as reported, diluted	$9.94		$9.03		10%	$32.78		$24.91		32%

Purchased intangible amortization, net of tax	0.21	(a)	0.12	(a)		0.70	(a)	0.46	(a)
Restructuring charges, net of tax	0.09	(b)	0.11	(b)		0.18	(b)	0.35	(b)
Income tax expense	0.03	(c)	—	(c)		—		—
Acquisition costs, net of tax	0.26	(d)	—			0.35	(d)	—

Adjusted EPS, diluted	$10.53		$9.26		14%	$34.01		$25.72		32%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $6.3 million ($4.8 million net of tax) and $3.7 million ($2.8 million net of tax) for the three months ended December 31, 2021 and 2020, and of $21.6 million ($16.3 million net of tax) and $14.9 million ($11.2 million net of tax) for the twelve months ended December 31, 2021 and 2020, respectively.

(b)	Represents the EPS impact of restructuring charges of $2.5 million ($2.0 million after tax) and $3.2 million ($2.6 million after tax) for the three months ended December 31, 2021 and 2020, and $5.2 million ($4.2 million after tax) and $10.5 million ($8.5 million after tax) for the twelve months ended December 31, 2021 and 2020, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our reported and annual tax rate before non-recurring discrete items due to the timing of excess tax benefits associated with stock option exercises. Also includes a $0.14 EPS benefit for the three months ended December 31, 2021 for the reduction in our annualized effective tax rate to 19.0% for the first three quarters of 2021 and a $0.20 EPS benefit for the three months ended December 31, 2020 for the reduction in our annualized effective tax rate to 19.5% for the first three quarters of 2020.
(d)	Represents a $6.8 million charge ($5.5 million after tax) to increase the PendoTECH acquisition contingent consideration and related obligations for the three and twelve months ended December 31, 2021. Also includes the EPS impact of acquisition transaction costs of $0.6 million ($0.4 million after tax) and $3.4 million ($2.7 million after tax) for the three and twelve months ended December 31, 2021, respectively.